Exhibit 99.1

                 news release

                     CONTACT:
                     Patrick C. Lee
                     (859) 392-3444
                                                      patrick.lee@omnicare.com

OMNICARE APPOINTS JAMES D. SHELTON
NON-EXECUTIVE CHAIRMAN

Announces Additional Corporate Governance Measures and
Changes to the Board of Directors

COVINGTON, Ky., December 8, 2010 ― Omnicare, Inc. (NYSE:OCR), a leading provider of pharmaceutical care for the elderly, today announced that it has appointed James D. Shelton, Omnicare’s interim President and Chief Executive Officer and a member of the company’s Board of Directors since February 2008, Non-Executive Chairman of the Board.  Mr. Shelton’s appointment is effective January 1, 2010, when John Figueroa joins the Company as Chief Executive Officer.

Mr. Shelton succeeds John T. Crotty, who will not stand for re-election to the Board at the 2011 Annual Meeting of Shareholders following the adoption of a mandatory retirement policy for directors.  Under the terms of the mandatory retirement policy, no director shall stand for election or re-election after reaching the age of 72, and any such director shall retire from the Board immediately prior to the next annual meeting of shareholders. The Company believes that the mandatory retirement policy will assist the Company with director term and succession planning.

Mr. Crotty, who has been a Board member since 2004, including serving as Chairman of the Board since May 2008, intends to remain on the Board through the date of the Annual Meeting.  Separately, John H. Timoney will also retire from the Board, effective December 31, 2010.  Mr. Timoney has served on the Board since 2000.  Omnicare’s Board has initiated a search for additional qualified independent directors.

“John Crotty and John Timoney have been valuable Board members to Omnicare over the years,” said Mr. Shelton.  “We thank them for their unwavering commitment to the Company throughout times of growth and change.  We believe the adoption of a mandatory retirement policy, which is consistent with our ongoing efforts to improve our corporate governance structure, will benefit the Company and its stockholders over the long term.”

“We are fortunate to have someone of Denny’s caliber assume the Non-Executive Chairman role,” said Mr. Crotty.  “Denny has done an outstanding job as Omnicare’s Chief Executive Officer on an interim basis.  We are confident that with his deep understanding of our business and appreciation for the challenges and opportunities we face, he will continue to add tremendous value and leadership to Omnicare as the Chairman of the Board.  With John Figueroa at the helm and Denny as Non-Executive Chairman, my fellow directors and I believe Omnicare is well positioned for future growth and profitability.”

“I am pleased to be taking on the role of Non-Executive Chairman of this Board of experienced leaders,” said Mr. Shelton.  “I look forward to working with John and all of Omnicare’s dedicated employees to help Omnicare continue to provide the highest level of care for the frail elderly while driving value for our shareholders.”

About Omnicare

Omnicare, Inc., a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities, chronic care and other settings comprising approximately 1.4 million beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare's pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 32 countries worldwide.

For more information on Omnicare, visit www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact.  Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated.  The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to:  overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; variations in demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in the calculation of average wholesale price; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of disputes and litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events

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Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax